PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
August 2, 2017		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
SECOND QUARTER 2017 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its second quarter 2017 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed using conference ID 54789102 via telephone in the U.S. at 1-866-392-3507 (internationally at 1-614-999-9383) or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
Second Quarter 2017 Highlights

•	Comprehensive income to common shareholders of $0.05 per common share and net loss to common shareholders of $(0.20) per common share

•	Core net operating income to common shareholders, a non-GAAP measure, of $0.19 per common share

•	Book value per common share of $7.38 at June 30, 2017 compared to $7.52 at March 31, 2017 and $7.18 at December 31, 2016

•
Sold $271.4 million in hybrid ARMs during the quarter and entered into to-be-announced ("TBA") forward contracts for the purchase of 30-year fixed rate Agency RMBS with an if settled cost basis of $416.3 million at June 30, 2017

•	Added a net $990.0 million in pay-fixed interest rate swaps to substantially mitigate the risk to higher funding costs and to adjust the hedge position for the addition of TBA securities

•	Leverage of 5.2x shareholders’ equity at June 30, 2017 and leverage including the amortized cost basis of TBA securities (if settled) of 6.0x shareholders’ equity at June 30, 2017

•	Dividend declared of $0.18 per common share
Management's Remarks
“We are pleased with the results for the second quarter,” commented Byron L. Boston, CEO. "The benefit of a diversified investment strategy of a combined CMBS and RMBS portfolio resulted in core net operating income to common shareholders of $0.19 per common share this quarter. While book value was down slightly for the quarter partially due to weakening prices of hybrid ARMs, our CMBS and CMBS IO portfolios continue to perform strongly."
Mr. Boston continued, “This quarter we increased our leverage and reallocated our capital from short duration lower yielding investments to 30-year fixed-rate Agency mortgage-backed securities given the compelling opportunity relative to other sectors. We have continued to invest in this sector in the third quarter which will help drive earnings for the remainder of the year. Longer term we feel that there are potential strong tailwinds for the industry, and in particular, the prospects for mortgage REITs from housing finance reform.”
Earnings Summary
Comprehensive income to common shareholders for the second quarter of 2017 was $2.3 million compared to $26.6 million in the first quarter of 2017. Net loss to common shareholders was $(10.1) million for the second quarter of 2017 compared to net income of $6.6 million in the first quarter of 2017, the key components of which are explained below.
Core net operating income to common shareholders, a non-GAAP measure, was $9.3 million for the second quarter of 2017 versus $7.4 million for the first quarter of 2017. Core net operating income to common shareholders includes $1.4 million in drop income from TBA securities (discussed further below) for the second quarter of 2017, which the Company did not invest in during the first quarter of 2017. Please refer to "Use of Non-GAAP Financial Measures" below for more information on management's use of core net operating income and other non-GAAP measures. Reconciliations of all non-GAAP measures to GAAP measures are provided as a supplement to this press release.
Net interest income increased $1.2 million compared to the first quarter of 2017 primarily due to higher prepayment compensation of $2.2 million from CMBS and CMBS IO, partially offset by higher borrowing costs of $1.2 million as a result of increased short-term rates.
The Company recognized a loss on derivative instruments, net of $(15.8) million comprised primarily of a $(16.2) million decline in fair value of interest rate swaps due to lower swap rates during the quarter and $1.7 million in net realized and unrealized gains on TBA securities financed in the dollar roll market. TBA securities are forward contracts accounted for as derivative instruments in the Company's financial statements; however, management views TBA securities as the economic equivalent in all material respects of investing in and financing generic Agency fixed-rate RMBS through the repurchase agreement market. The $1.7 million in net realized and unrealized gains generated from TBA securities during the second quarter of 2017 consisted of $1.4 million in drop income and a $0.3 million increase in fair value. Drop income, which is derived from TBA dollar roll transactions, represents the difference in price between the near settling TBA contract and the price for the same contract with a later settlement date. This difference is also viewed by management as the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date
Book Value and Economic Return
Book value per common share decreased $(0.14) to $7.38 at June 30, 2017 from March 31, 2017. Book value for the quarter was negatively impacted by the underperformance of assets versus our hedges, particularly our hybrid ARMs. Our hedges performed as expected as the yield curve flattened. Economic return on book value was 0.5% for the second quarter of 2017 and 7.8% for the first half of 2017. Economic return on book value is calculated by dividing (i) the sum of dividends declared per common share and the change in book value per common share by (ii) beginning book value per common share.
Investments Summary
The Company’s average interest earning assets were $3.1 billion for the second quarter of 2017 compared to $3.2 billion for the first quarter of 2017. Average interest earning assets declined as the Company partially rotated out of variable-rate Agency RMBS and into TBA securities which are not included in average interest earning assets. For the second quarter of 2017, average interest earning assets and average TBA securities on an if-settled basis totaled $3.4 billion.
The following table summarizes activity, average balances, and annualized effective yields on the Company’s MBS portfolio for the second quarter of 2017:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Fair value at March 31, 2017	$1,101,169	$1,316,181	$769,399	$3,186,749
Purchases	—	111,085	30,423	141,508
Principal payments	(72,660)	(16,686)	—	(89,346)
Sales	(287,782)	(58,237)	—	(346,019)
(Premium amortization)/discount accretion	(2,855)	185	(38,644)	(41,314)
Net unrealized gain	1,888	7,657	2,903	12,448
Fair value at June 30, 2017	$739,760	$1,360,185	$764,081	$2,864,026

Average balance	$1,001,175	$1,331,664	$756,367	$3,089,206
MBS effective yield	1.92%	3.07%	3.87%	2.89%

Financing Summary
The Company's cost of funds increased 19 basis points for the second quarter of 2017 compared to the first quarter of 2017 primarily as a result of the increase in short-term interest rates. The following table summarizes the Company's borrowings by collateral type for the periods indicated:

	Three Months Ended June 30, 2017 (1)		Three Months Ended March 31, 2017
	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
($ in thousands)
Agency CMBS	$1,105,798	1.05%	$1,031,264	0.84%
Non-Agency CMBS	47,828	1.96%	65,749	1.70%
Agency CMBS IO	349,997	1.85%	346,643	1.63%
Non-Agency CMBS IO	298,507	1.93%	296,179	1.71%
Agency RMBS	933,877	1.01%	1,074,512	0.86%
Non-Agency RMBS	12,884	2.32%	24,836	2.13%
Securitization financing bond	4,128	2.36%	4,550	2.14%
Total repurchase agreement financing	2,753,019	1.26%	2,843,733	1.07%
Other financing (2)	6,003	1.77%	6,359	1.35%
Total average liabilities and cost of funds (3)	$2,759,022	1.25%	$2,850,092	1.06%

(1)	Information on our repurchase agreements outstanding as of June 30, 2017 are provided in the supplement to this release.

(2)
Other financing for both periods presented includes non-recourse collateralized financing collateralized with a portion of the mortgage loans held for investment, net on the Company's consolidated balance sheet.

(3)
Total cost of funds includes amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.

Hedging Activities
The Company uses interest rate swaps to mitigate the impact of higher interest rates on its earnings and book value. The Company added a net $990.0 million in pay-fixed interest rate swaps during the second quarter of 2017, given the potential for higher short-term interest rates as a result of the recent and projected increases in the Federal Funds rate as well as to hedge the Company's TBA position. During the second quarter of 2017, the Company had an average notional of $2.1 billion in effective interest rate swaps outstanding at a weighted average net pay-fixed rate of 1.30% versus an average notional of $1.3 billion in effective interest rate swaps at a weighted average net pay-fixed rate of 1.16% for the first quarter of 2017.

	June 30, 2017
Effective Interest Rate Swaps by Year:	Weighted Average Notional Outstanding for the Period (1)	Weighted Average Net Pay-Fixed Rate (1)
($ in thousands)
Remainder of 2017	$2,870	1.41%
2018	$2,623	1.79%
2019	$2,019	1.93%
2020	$1,660	2.12%
2021	$1,460	2.21%
2022	$1,078	2.43%
2023	$1,075	2.45%
2024	$1,075	2.47%
2025	$695	2.43%
2026	$466	2.35%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release. Management views core net operating income to common shareholders as an estimate of the net interest earnings from our investments after operating expenses and preferred stock dividends. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest costs, drop income on TBA securities, general and administrative expenses (GAAP), and preferred dividends. Management includes drop income in core net operating income and in adjusted net interest income because TBA securities are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest costs from its interest rate swaps, which are included in "gain(loss) on derivatives instruments" on the Company's consolidated statements of comprehensive income, in adjusted net interest expense and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the Company's borrowing costs from repurchase agreements, and including periodic interest costs from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers. Because these non-GAAP financial measures include or exclude, as applicable, certain items used to compute GAAP net income to common shareholders, GAAP net interest income, or GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other reports filed with and furnished to the Securities and Exchange Commission.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Mortgage-backed securities	$2,864,026	$3,212,084
Mortgage loans held for investment, net	17,345	19,036
Cash and cash equivalents	100,863	74,120
Restricted cash	45,377	24,769
Derivative assets	267	28,534
Principal receivable on investments	5,812	11,978
Accrued interest receivable	19,295	20,396
Other assets, net	7,235	6,814
Total assets	$3,060,220	$3,397,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,540,759	$2,898,952
Non-recourse collateralized financing	5,892	6,440
Derivative liabilities	1,686	6,922
Accrued interest payable	1,524	3,156
Accrued dividends payable	11,121	12,268
Other liabilities	1,963	2,809
Total liabilities	2,562,945	2,930,547

Shareholders’ equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; 5,348,658 and 4,571,937 shares issued and outstanding, respectively ($133,716 and $114,298 aggregate liquidation preference, respectively)	$128,165	$110,005
Common stock, par value $.01 per share, 200,000,000 shares authorized; 49,234,493 and 49,153,463 shares issued and outstanding, respectively	492	492
Additional paid-in capital	728,124	727,369
Accumulated other comprehensive loss	(257)	(32,609)
Accumulated deficit	(359,249)	(338,073)
Total shareholders' equity	497,275	467,184
Total liabilities and shareholders’ equity	$3,060,220	$3,397,731

Book value per common share	$7.38	$7.18

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income	$24,856	$22,816	$47,275	$47,905
Interest expense	8,714	6,100	16,233	12,410
Net interest income	16,142	16,716	31,042	35,495

Loss on derivative instruments, net	(15,802)	(16,297)	(15,627)	(64,561)
Loss on sale of investments, net	(3,709)	(297)	(5,417)	(4,238)
Fair value adjustments, net	30	28	40	51
Other income (loss), net	4	290	(42)	353
General and administrative expenses:
Compensation and benefits	(2,041)	(1,875)	(4,286)	(4,093)
Other general and administrative	(2,056)	(1,796)	(4,091)	(3,669)
Net (loss) income	(7,432)	(3,231)	1,619	(40,662)
Preferred stock dividends	(2,641)	(2,294)	(5,077)	(4,588)
Net loss to common shareholders	$(10,073)	$(5,525)	$(3,458)	$(45,250)

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$8,739	$22,730	$27,107	$60,491
Reclassification adjustment for loss on sale of investments, net	3,709	297	5,417	4,238
Reclassification adjustment for de-designated cash flow hedges	(73)	(80)	(172)	(53)
Total other comprehensive income	12,375	22,947	32,352	64,676
Comprehensive income to common shareholders	$2,302	$17,422	$28,894	$19,426

Net loss per common share-basic and diluted	$(0.20)	$(0.11)	$(0.07)	$(0.92)
Weighted average common shares	49,218	49,119	49,197	49,080

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
Portfolio and Other Balance Sheet Statistics:
Total MBS, at fair value as of period end	$2,864,026		$3,186,749		$3,212,084		$3,110,467		$3,208,735
Agency CMBS, at amortized cost as of period end	$1,330,084		$1,257,330		$1,166,454		$909,365		$867,065
Agency CMBS, at par as of period end	$1,315,974		$1,243,516		$1,152,586		$898,317		$856,352
Agency RMBS, at amortized cost as of period end	$744,089		$1,082,108		$1,214,324		$1,300,997		$1,394,717
Agency RMBS, at par as of period end	$715,015		$1,033,735		$1,157,258		$1,239,856		$1,329,159
CMBS IO, at amortized cost as of period end (1)	$752,861		$761,083		$757,892		$730,760		$728,729
Other non-Agency MBS, at cost as of period end	$37,443		$99,080		$106,297		$116,133		$165,599
Net TBA position, at fair value as of period end	$414,644		$—		$—		$—		$—
Net TBA position, at amortized cost as of period end (if settled)	$416,312		$—		$—		$—		$—
Net TBA position, at carrying value as of period end	$(1,668)		$—		$—		$—		$—
Average interest earning assets (2)	$3,107,014		$3,206,026		$3,166,598		$3,110,884		$3,242,413
Average interest bearing liabilities	$2,759,022		$2,850,092		$2,832,870		$2,806,948		$2,916,432
Book value per common share, end of period	$7.38		$7.52		$7.18		$7.76		$7.69
Leverage at period end (3)	5.2	x	5.8	x	6.3	x	5.8	x	6.1	x
Adjusted leverage at period end (4)	6.0	x	5.8	x	6.3	x	5.8	x	6.1	x

Performance Statistics:
Net (loss) income per common share	$(0.20)		$0.13		$1.36		$0.25		$(0.11)
Core net operating income per common share (5)	$0.19		$0.15		$0.20		$0.20		$0.21
Comprehensive income (loss) per common share	$0.05		$0.54		$(0.37)		$0.27		$0.35
Dividends per common share	$0.18		$0.18		$0.21		$0.21		$0.21
Effective yield on investments (2)	2.90%		2.79%		2.78%		2.75%		2.77%
Cost of funds (6)	1.25%		1.06%		0.94%		0.85%		0.83%
Net interest spread	1.65%		1.73%		1.84%		1.90%		1.94%
Adjusted cost of funds (7)	1.46%		1.16%		0.97%		0.88%		0.90%
Adjusted net interest spread (8)	1.50%		1.63%		1.81%		1.87%		1.87%
CPR for Agency RMBS (9)	16.8%		16.3%		19.3%		18.9%		17.4%

(1)	CMBS IO includes Agency and non-Agency issued securities.

(2)	Includes mortgage loans held for investment and does not include net TBA position.

(3)	Leverage is calculated by dividing total liabilities by total shareholders' equity

(4)	Adjusted leverage as of June 30, 2017 equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA securities (if settled) divided by total shareholders' equity.

(5)	Non-GAAP financial measures are reconciled in the supplement to this release.

(6)	Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.

(7)	Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.

(8)	Adjusted net interest spread is calculated by deducting adjusted cost of funds from effective yield and also includes drop income from TBAs.

(9)	Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net interest income	$16,142	$14,900	$16,105	$15,067	$16,716
Add: drop income	1,351	—	—	—	—
Add: net periodic interest costs (1)	(1,352)	(615)	(140)	(155)	(486)
Less: de-designated hedge accretion (2)	(73)	(99)	(99)	(99)	(80)
Adjusted net interest income	16,068	14,186	15,866	14,813	16,150
Other income	4	(46)	(18)	545	290
General and administrative expenses	(4,097)	(4,280)	(3,589)	(3,355)	(3,671)
Preferred stock dividends	(2,641)	(2,435)	(2,303)	(2,294)	(2,294)
Core net operating income to common shareholders	$9,334	$7,425	$9,956	$9,709	$10,475

(1)	Amounts represent net periodic interest costs on effective interest rate swaps outstanding during the period and exclude termination costs and changes in fair value.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.

	June 30, 2017
Repurchase Agreements by Collateral Type:	Balance	Weighted Average Rate
Agency CMBS	1,192,447	1.21%
Non-Agency CMBS	31,407	2.23%
Agency CMBS IO	353,922	2.04%
Non-Agency CMBS IO	293,725	2.13%
Agency RMBS	665,346	1.29%
Non-Agency RMBS	—	—%
Securitization financing bond	3,912	2.45%
Total repurchase agreements	$2,540,759	1.47%

	Interest Rate Swaps	TBA Securities	Total
Change in fair value	$(16,167)	$366	$(15,801)
Periodic interest costs	(1,352)	—	(1,352)
Drop income	—	1,351	1,351
Loss on derivative instruments, net	$(17,519)	$1,717	$(15,802)

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
GAAP net (loss) income to common shareholders	$(10,073)	$6,616	$66,758	$12,406	$(5,525)
Less:
Accretion of de-designated cash flow hedges (1)	(73)	(99)	(99)	(99)	(80)
Change in fair value of derivative instruments, net (2)	15,801	(790)	(56,686)	(2,564)	15,811
Loss on sale of investments, net	3,709	1,708	—	—	297
Fair value adjustments, net	(30)	(10)	(17)	(34)	(28)
Core net operating income to common shareholders	$9,334	$7,425	$9,956	$9,709	$10,475

Weighted average common shares	49,218	49,176	49,151	49,147	49,119
Core net operating income per common share	$0.19	$0.15	$0.20	$0.20	$0.21
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.

(2)	Amount represents net realized and unrealized gains and losses on derivatives and excludes net periodic interest costs related to these instruments.

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	Amount	Amount	Amount	Amount	Amount
GAAP net interest income	$16,142	$14,900	$16,105	$15,067	$16,716
Add: TBA drop income	1,351	—	—	—	—
Add: net periodic interest costs (1) (2)	(1,352)	(615)	(140)	(155)	(486)
Less: de-designated hedge accretion (3)	(73)	(99)	(99)	(99)	(80)
Non-GAAP adjusted net interest income	$16,068	$14,186	$15,866	$14,813	$16,150

GAAP interest expense	$8,714	$7,519	$6,753	$6,068	$6,100
Add: net periodic interest costs (1) (2)	1,352	615	140	155	486
Less: de-designated hedge accretion (3)	73	99	99	99	80
Non-GAAP adjusted interest expense	$10,139	$8,233	$6,992	$6,322	$6,666

(1)	Amount represents net periodic interest costs on effective interest rate swaps outstanding during the period and exclude termination costs and changes in fair value.

(2)	Amount related to interest rate swaps hedging TBA position was $475 for the three months ended June 30, 2017.

(3)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.